EX-99-B.4.9

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

The Contract is hereby endorsed as follows:

(1) Item 3(b) (v) of endorsement EFUND97 is deleted and replaced with the following:

      (v) a daily actuarial charge at an annual rate which will not exceed 1.25% during the accumulation phase and which will not exceed 1.25% during the annuity phase for annuity mortality and expense risks and profit; and a daily administrative charge which will not exceed .25% during the accumulation phase on an annual basis and will not exceed .25% during the annuity phase on an annual basis.

(2)   Section 2. e) of endorsement EAMAR-HD is deleted in its entirety.

(3)   Endorsement EDCESWE-IB is deleted and replaced with the following:

      Systematic Distribution Options (SDOs)

      During the accumulation phase, we may offer one or more distribution options under which we make regularly scheduled automatic partial distributions of the Individual Account value. To request a SDO, the Owner or beneficiary, as applicable, must complete a SDO election form and forward it to our Home Office.

      Each option is available without discrimination to any class of Contracts. The availability of any specified option may be subject to terms and conditions applicable to that option. We may discontinue the availability of a SDO option for future elections. Payments will, however, continue to Participants who elected the option before the date it is no longer available.

(4) Section 1. Choices to be Made under the Contract Section entitled Annuity Provisions, is deleted and replaced with the following:

      The Owner may tell Aetna to pay the Individual Account Reserve (minus any premium tax) as a premium for an Annuity under Option 1, 2, or 3 (see below). The first Annuity payment must generally be made no later than the April 1 of the calendar year following the year in which the Participant turns age 70 1/2 or retires, whichever occurs later. The Owner may tell Aetna to make the first Annuity payment on the first day of any prior month.

      When an Annuity Option is elected, Aetna must also be told if payments are to be made other than monthly and to pay:

      (a) A Fixed Annuity for which the underlying investment is our General Account.

      (b) A Variable Annuity for which the underlying investment is one or more of the available Funds; or

      (c)   A combination of (a) and (b).

      If a Fixed Annuity is chosen, Aetna will add interest daily at an annual rate no less than 3%. Aetna may add interest daily at any higher rate.

      If a Variable Annuity is chosen, an assumed net return rate of 5% per year may be chosen. If not chosen, Aetna will use an assumed net return rate of 3.5% per year. The maximum number of Funds available during the Annuity phase is [four]. The Funds available during the Annuity phase might not be the same as those available during the accumulation phase.

EGATHO-00

(5) Section 4. Annuity Options under the Contract Section entitled Annuity Provisions is deleted and replaced with the following:

      The Owner or beneficiary, as applicable, must elect one of the following:

      Option 1 - Payments for a Stated Period - This option provides payments for a stated period. The number of years in the stated period must be at least 5 and no more than 30 years and the Annuity may be a Fixed or Variable Annuity.

      If payments for this option are under a Variable Annuity, the present value of any remaining payments may be surrendered at any time. If a surrender is requested within five years of the first payment, the lump-sum payment is treated as a surrender during the accumulation phase and any applicable surrender fee applies. (see Surrender Value).

      If the payments are fixed-only, an annual increase of one, two or three percent (compounded annually), may be elected at the time the Annuity option is chosen (if permitted by the Code).

      Option 2 - Life Income for One Annuitant - This option provides payments for the life of the Annuitant. If this option is elected, the Owner or beneficiary, as applicable, must also choose one of the following:

      (a)   Payments cease at the death of the Annuitant; or

      (b) Payments are guaranteed for a period of at least five years and no more than 30 years; or

      (c) Fixed-only cash refund: At the death of the Annuitant, the beneficiary receives a lump-sum payment in an amount equal to the amount applied to the Annuity (minus any applicable premium tax), minus the amount of payments made to the Annuitant.

      Under (a) or (b), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).

      Option 3 - Life Income for Two Annuitants - This option provides payments for the lives of the Annuitant and a second Annuitant. Payments continue until both Annuitants have died. If this Option is elected, the Owner or beneficiary, as applicable, must also choose one of the following:

      (a)   100% of the payment amount to continue after the first death; or

      (b)   66 2/3% of the payment amount to continue after the first death; or

      (c)   50% of the payment amount to continue after the first death; or

      (d) 100% of the payment amount to continue after the first death with payments guaranteed to the beneficiary after the second death for a period of at least five years and no more than 30 years; or

      (e) 100% of the payment amount to continue at the death of the specified second Annuitant and 50% of the payment amount to continue at the death of the specified Annuitant; or

      (f) 100% of the fixed-only payment amount to continue after the first death with a cash refund to the beneficiary after the second death. The amount of the cash refund is equal to the amount applied to the Annuity (minus any applicable premium-tax),minus the amount of payments made.

      Under (a) or (d), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code.)

      Other Options - As allowed under applicable law, we reserve the right to make other options available.

                                    OPTION 1

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

    ------------------------------------------------------------------------
                           Monthly                             Monthly
          Years            Payment            Years            Payment
    ------------------------------------------------------------------------

            5               $17.91             18                $5.96
            6                15.14             19                 5.73
            7                13.16             20                 5.51
            8                11.68             21                 5.32
            9                10.53             22                 5.15
           10                 9.61             23                 4.99
           11                 8.86             24                 4.84
           12                 8.24             25                 4.71
           13                 7.71             26                 4.59
           14                 7.26             27                 4.47
           15                 6.87             28                 4.37
           16                 6.53             29                 4.27
           17                 6.23             30                 4.18
    ------------------------------------------------------------------------

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

    ------------------------------------------------------------------------
                           Monthly                             Monthly
          Years            Payment            Years            Payment
    ------------------------------------------------------------------------

            5               $18.12             18                $6.20
            6                15.35             19                 5.97
            7                13.38             20                 5.75
            8                11.90             21                 5.56
            9                10.75             22                 5.39
           10                 9.83             23                 5.24
           11                 9.09             24                 5.09
           12                 8.46             25                 4.96
           13                 7.94             26                 4.84
           14                 7.49             27                 4.73
           15                 7.10             28                 4.63
           16                 6.76             29                 4.53
           17                 6.47             30                 4.45
    ------------------------------------------------------------------------

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

    ------------------------------------------------------------------------
                           Monthly                             Monthly
          Years            Payment            Years            Payment
    ------------------------------------------------------------------------

            5               $18.74             18                $6.94
            6                15.99             19                 6.71
            7                14.02             20                 6.51
            8                12.56             21                 6.33
            9                11.42             22                 6.17
           10                10.51             23                 6.02
           11                 9.77             24                 5.88
           12                 9.16             25                 5.76
           13                 8.64             26                 5.65
           14                 8.20             27                 5.54
           15                 7.82             28                 5.45
           16                 7.49             29                 5.36
           17                 7.20             30                 5.28
    ------------------------------------------------------------------------

                                    OPTION 2

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Years

   ------------------------------------------------------------------------
    Adjusted
     Age of      None        5        10         15        20       Cash
    Annuitant                                                      Refund
   ------------------------------------------------------------------------

      50          $4.05     $4.05     $4.03      $3.99     $3.93     $3.89
      51           4.12      4.11      4.09       4.05      3.99      3.94
      52           4.19      4.19      4.16       4.11      4.04      4.00
      53           4.27      4.26      4.23       4.18      4.10      4.06
      54           4.35      4.34      4.31       4.25      4.16      4.12

      55           4.44      4.42      4.39       4.32      4.22      4.19
      56           4.53      4.51      4.47       4.40      4.29      4.26
      57           4.62      4.61      4.56       4.48      4.35      4.33
      58           4.72      4.71      4.65       4.56      4.42      4.41
      59           4.83      4.81      4.75       4.64      4.49      4.49

      60           4.95      4.93      4.86       4.73      4.55      4.57
      61           5.07      5.05      4.97       4.83      4.62      4.66
      62           5.20      5.17      5.08       4.92      4.69      4.76
      63           5.34      5.31      5.20       5.02      4.76      4.85
      64           5.49      5.45      5.33       5.12      4.83      4.96

      65           5.65      5.61      5.47       5.22      4.89      5.06
      66           5.82      5.77      5.61       5.33      4.96      5.18
      67           6.01      5.94      5.75       5.44      5.02      5.30
      68           6.20      6.13      5.91       5.54      5.08      5.42
      69           6.41      6.33      6.07       5.65      5.14      5.56

      70           6.64      6.54      6.23       5.76      5.19      5.70
      71           6.88      6.76      6.41       5.86      5.24      5.84
      72           7.14      7.00      6.59       5.97      5.28      6.00
      73           7.43      7.26      6.77       6.06      5.32      6.16
      74           7.73      7.53      6.96       6.16      5.35      6.33

      75           8.06      7.82      7.14       6.25      5.38      6.51
   ------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Years

    ------------------------------------------------------------------------
     Adjusted
      Age of         None          5          10          15          20
     Annuitant
    ------------------------------------------------------------------------

        50            $4.34       $4.34       $4.31       $4.27       $4.22
        51             4.41        4.40        4.38        4.33        4.27
        52             4.48        4.47        4.45        4.40        4.32
        53             4.56        4.55        4.52        4.46        4.38
        54             4.64        4.63        4.59        4.53        4.44

        55             4.72        4.71        4.67        4.60        4.50
        56             4.81        4.80        4.75        4.67        4.56
        57             4.91        4.89        4.84        4.75        4.62
        58             5.01        4.99        4.93        4.83        4.69
        59             5.12        5.10        5.03        4.92        4.75

        60             5.23        5.21        5.13        5.00        4.82
        61             5.36        5.33        5.24        5.09        4.88
        62             5.49        5.45        5.35        5.19        4.95
        63             5.63        5.59        5.47        5.28        5.02
        64             5.78        5.73        5.60        5.38        5.08

        65             5.94        5.89        5.73        5.48        5.15
        66             6.11        6.05        5.87        5.58        5.21
        67             6.29        6.22        6.02        5.69        5.27
        68             6.49        6.41        6.17        5.79        5.33
        69             6.70        6.60        6.33        5.90        5.38

        70             6.92        6.81        6.49        6.00        5.43
        71             7.17        7.04        6.66        6.10        5.48
        72             7.43        7.27        6.84        6.20        5.52
        73             7.71        7.53        7.02        6.30        5.55
        74             8.02        7.80        7.20        6.39        5.59

        75             8.35        8.08        7.38        6.48        5.62
    ------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Years

    ------------------------------------------------------------------------
     Adjusted
      Age of       None          5          10          15          20
     Annuitant
    ------------------------------------------------------------------------

        50            $5.26       $5.25       $5.22       $5.17       $5.11
        51             5.33        5.32        5.28        5.23        5.15
        52             5.40        5.38        5.34        5.29        5.20
        53             5.47        5.45        5.41        5.35        5.26
        54             5.54        5.53        5.48        5.41        5.31

        55             5.63        5.61        5.56        5.47        5.36
        56             5.71        5.69        5.63        5.54        5.42
        57             5.80        5.78        5.72        5.61        5.47
        58             5.90        5.88        5.81        5.69        5.53
        59             6.01        5.98        5.90        5.77        5.59

        60             6.12        6.09        6.00        5.85        5.65
        61             6.24        6.21        6.10        5.93        5.71
        62             6.37        6.33        6.21        6.02        5.77
        63             6.51        6.46        6.33        6.11        5.83
        64             6.66        6.60        6.45        6.20        5.89

        65             6.82        6.75        6.57        6.30        5.95
        66             6.99        6.91        6.71        6.39        6.01
        67             7.17        7.08        6.85        6.49        6.06
        68             7.36        7.27        6.99        6.59        6.12
        69             7.57        7.46        7.15        6.69        6.17

        70             7.80        7.67        7.30        6.78        6.21
        71             8.05        7.89        7.47        6.88        6.25
        72             8.31        8.13        7.64        6.97        6.29
        73             8.59        8.38        7.81        7.06        6.33
        74             8.90        8.64        7.99        7.15        6.36

        75             9.23        8.93        8.16        7.23        6.38
    ------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

-------------------------------------------------------------------------------------------
    Adjusted Ages
-----------------------                                   Option 3d
              Second                                       10 Years
 Annuitant  Annuitant   Option 3a  Option 3b   Option3c   Guaranteed  Option 3e  Option 3f
-------------------------------------------------------------------------------------------

    55          50          $3.69      $4.05       $4.27      $3.69       $4.03      $3.67
    55          55           3.88       4.25        4.47       3.87        4.14       3.85
    55          60           3.99       4.44        4.71       3.98        4.20       3.94

    60          55           3.99       4.44        4.71       3.98        4.42       3.94
    60          60           4.24       4.71        4.99       4.23        4.57       4.17
    60          65           4.38       4.97        5.32       4.38        4.65       4.29

    65          60           4.38       4.97        5.32       4.38        4.93       4.29
    65          65           4.72       5.33        5.70       4.71        5.14       4.59
    65          70           4.93       5.68        6.15       4.91        5.27       4.74

    70          65           4.93       5.68        6.15       4.91        5.66       4.74
    70          70           5.40       6.21        6.70       5.36        5.96       5.13
    70          75           5.69       6.68        7.32       5.62        6.13      5. 29

    75          70           5.69       6.68        7.32       5.62        6.67       5.29
    75          75           6.37       7.45        8.15       6.23        7.12       5.78
    75          80           6.78       8.11        8.99       6.54        7.36       5.93
-------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

------------------------------------------------------------------------------------
     Adjusted Ages
------------------------                                      Option 3d
              Second                                          10 Years
 Annuitant   Annuitant    Option 3a   Option 3b   Option 3c  Guaranteed   Option 3e
------------------------------------------------------------------------------------

    55          50            $3.97       $4.35       $4.56       $3.97       $4.31
    55          55             4.16        4.54        4.76        4.15        4.42
    55          60             4.27        4.73        5.00        4.26        4.48

    60          55             4.27        4.73        5.00        4.26        4.70
    60          60             4.51        4.99        5.27        4.50        4.84
    60          65             4.66        5.25        5.61        4.65        4.93

    65          60             4.66        5.25        5.61        4.65        5.22
    65          65             4.99        5.61        5.99        4.98        5.42
    65          70             5.19        5.97        6.44        5.17        5.54

    70          65             5.19        5.97        6.44        5.17        5.93
    70          70             5.67        6.49        6.99        5.62        6.23
    70          75             5.95        6.96        7.61        5.87        6.40

    75          70             5.95        6.96        7.61        5.87        6.95
    75          75             6.64        7.73        8.43        6.48        7.40
    75          80             7.04        8.39        9.29        6.79        7.64
------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

------------------------------------------------------------------------------------
     Adjusted Ages
------------------------                                      Option 3d
              Second                                          10 Years
 Annuitant   Annuitant    Option 3a   Option 3b   Option 3c  Guaranteed   Option 3e
------------------------------------------------------------------------------------

    55          50            $4.88       $5.26       $5.48       $4.88       $5.23
    55          55             5.04        5.44        5.66        5.04        5.32
    55          60             5.15        5.63        5.91        5.14        5.38

    60          55             5.15        5.63        5.91        5.14        5.59
    60          60             5.37        5.87        6.16        5.37        5.72
    60          65             5.52        6.14        6.51        5.51        5.80

    65          60             5.52        6.14        6.51        5.51        6.10
    65          65             5.83        6.49        6.87        5.82        6.29
    65          70             6.04        6.84        7.34        6.00        6.41

    70          65             6.04        6.84        7.34        6.00        6.81
    70          70             6.49        7.35        7.87        6.44        7.08
    70          75             6.77        7.84        8.51        6.68        7.25

    75          70             6.77        7.84        8.51        6.68        7.81
    75          75             7.45        8.60        9.33        7.27        8.25
    75          80             7.86        9.28       10.20        7.57        8.49
------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

(6) Section 5. Other Terms of Annuity Options under the Contract Section entitled Annuity Provisions is deleted and replaced with the following:

      The first payment must be at least $50 per month or $250 per year. We reserve the right to increase the minimum first payment amount, if allowed by state law, based on increases reflected in the Consumer Price Index-Urban (CPI-U) since July 1, 1983.

      To calculate the first payment of a Variable annuity or the guaranteed payments for a Fixed Annuity, Aetna will use the Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age. The Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age is the person's age as of the birthday closest to the day Annuity payments begin, reduced as follows:

      (a)   Reduced by one year for payments beginning before January 1, 2000;

      (b) Reduced by two years for payments beginning during the period from January 1, 2000 through December 31, 2009;

      (c) Starting on January 1, 2010, reduced by one additional year for payments beginning in each succeeding decade.

      If a Fixed Annuity is elected, we will use the applicable current settlement option rates if they will provide higher Fixed Annuity payments.

      If a Variable Annuity is elected, the Owner or the Participant may request that we transfer all or a portion of the amount allocated to a Fund to any other available Fund. Transfer requests must be expressed as a percentage of the allocation among the Funds on which the variable payment is based. The number of transfers allowed each calendar year is twelve. We reserve the right to allow additional transfers. Transfers are effective as of the next Valuation Period following our receipt of a transfer request in Good Order at our Home Office. Transfers out of the General Account are not permitted.

(7) Section 6. Death of Annuitant/Beneficiary under the Contract Section entitled Annuity Provisions, is deleted and replaced with the following:

      The Owner must name a beneficiary for the Annuity phase. Unless not allowed by the Plan, or restricted by the Owner, the beneficiary may name a beneficiary.

      If an Annuitant(s) dies, any remaining guaranteed payments continue to the beneficiary. Payments are made at least as rapidly as provided by the option in effect at the death of the Annuitant. Annuity payments to a beneficiary may not extend beyond (1) the life of the beneficiary, or (2) any period certain greater than the beneficiary's life expectancy as determined by the Code.

      The beneficiary may also elect a lump-sum payment equal to the present value of any remaining payments.

      The interest rate used to determine the first Annuity payment is used to calculate the present value. The present value is determined as of the next Valuation Period following our receipt of acceptable proof of death and a written claim for the death benefit.

      Unless not allowed by the Plan or restricted by the Owner, if the beneficiary dies while receiving payments, the present value of any remaining guaranteed payments is paid in a lump sum to the beneficiary's beneficiary or to the beneficiary's estate.

Endorsed and made part of the Contract on the effective date of the Contract.



                                        President
                                        Aetna Life Insurance and Annuity Company